Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

a21, Inc.
Jacksonville, Florida

We consent to the inclusion of our report dated April 13, 2006, relating to the consolidated financial statements of SuperStock Limited which appears in the 2006 Form 10-KSB of a21, Inc.

/s/ Baker Tilly

London, UK

March 30, 2007